As filed with the Securities and Exchange Commission on April 18, 2011

Registration No. 333-173292

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 2

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

21Vianet Group, Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7370	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

M5, 1 Jiuxianqiao East Road,

Chaoyang District

Beijing 100016, People’s Republic of China

(+86 10) 8456-2121

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong (+852) 3740-4700	Howard Zhang, Esq. Davis Polk & Wardwell LLP 26/F, Twin Towers West, B12 Jian Guo Men Wai Avenue, Chaoyang District, Beijing 100022, PRC (+86 10) 8567-5000

Approximate date of commencement of proposed sale to the public:     as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to amend the exhibit index and to file Exhibit 1.1 and the revised Exhibits 8.1 and 8.3 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM	6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own dishonesty, fraud or wilful default.

Pursuant to the indemnification agreements, the form of which is filed as Exhibit 10.3 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The underwriting agreement, the form of which is filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification by the underwriters of us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities (including options to acquire our ordinary shares) that were outstanding as of September 30, 2010. All shares in the following table give retrospective effect to a 10-for-1 share split that became effective on March 31, 2011.

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration (US$)	Securities Registration Exemption
Purple Communications Limited	October 31, 2010	17,850,000 Ordinary Shares	N/A	Section 4(2) of the Securities Act
U-Media Holdings, Inc.	October 31, 2010	17,063,160 Ordinary Shares	N/A	Section 4(2) of the Securities Act
Smartpay Company Limited	October 31, 2010	11,113,160 Ordinary Shares	N/A	Section 4(2) of the Securities Act
Fast Horse Technology Limited	October 31, 2010	25,500,000 Ordinary Shares	N/A	Section 4(2) of the Securities Act
Sunrise Corporate Holding Ltd	December 31, 2010	24,826,090 Ordinary Shares	N/A	Section 4(2) of the Securities Act
TOA Capital Corporation	October 31, 2010	9,444,450 Series A1 preferred shares	N/A	Section 4(2) of the Securities Act
CBC IDC Limited	October 31, 2010	3,777,780 Series A1 preferred shares	N/A	Section 4(2) of the Securities Act
IP Cathay One, L.P.	October 31, 2010	5,666,670 Series A1 preferred shares	N/A	Section 4(2) of the Securities Act
Asuka DBJ Partners Co., Ltd. As general partner of Asuka DBJ investment LPS	October 31, 2010	3,400,010 Series A1 preferred shares	N/A	Section 4(2) of the Securities Act
Riselink Venture Capital Corp.	October 31, 2010	1,888,890 Series A1 preferred shares	N/A	Section 4(2) of the Securities Act
Parawin Venture Capital Corp.	October 31, 2010	944,440 Series A1 preferred shares	N/A	Section 4(2) of the Securities Act
Sinolinks Venture Capital Corp.	October 31, 2010	566,670 Series A1 preferred shares	N/A	Section 4(2) of the Securities Act

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration (US$)	Securities Registration Exemption
Hua VII Venture Capital Corporation	October 31, 2010	1,133,330 Series A1 preferred shares	N/A	Section 4(2) of the Securities Act
Vincera Growth Capital I Limited	October 31, 2010	755,560 Series A1 preferred shares	N/A	Section 4(2) of the Securities Act
China Resources Development Company Limited	October 31, 2010	2,455,560 Series A1 preferred shares	N/A	Section 4(2) of the Securities Act
So-net Entertainment Corporation	October 31, 2010	377,770 Series A1 preferred shares	N/A	Section 4(2) of the Securities Act
Jessy Assets Limited	October 31, 2010	5,944,580 Series A2 preferred shares	N/A	Section 4(2) of the Securities Act
Jessy Assets Limited	October 31, 2010	5,052,630 Series A3 preferred shares	N/A	Section 4(2) of the Securities Act
TOA Capital Corporation	October 31, 2010	5,052,630 Series B1 preferred shares	N/A	Section 4(2) of the Securities Act
IP Cathay One, L.P.	October 31, 2010	5,052,630 Series B1 preferred shares	N/A	Section 4(2) of the Securities Act
So-net Entertainment Corporation	October 31, 2010	336,840 Series B1 preferred shares	N/A	Section 4(2) of the Securities Act
Asuka DBJ Partners Co., Ltd. As general partner of Asuka DBJ investment LPS	October 31, 2010	505,270 Series B1 preferred shares	N/A	Section 4(2) of the Securities Act
Granite Global Ventures III L.P.	October 31, 2010	15,909,710 Series B2 preferred shares	N/A	Section 4(2) of the Securities Act
GGV III Entrepreneurs Fund L.P.	October 31, 2010	250,870 Series B2 preferred shares	N/A	Section 4(2) of the Securities Act
Trinity Ventures IX, L.P.	October 31, 2010	7,848,950 Series B2 preferred shares	N/A	Section 4(2) of the Securities Act
Trinity IX Side-By-Side Fund, L.P.	October 31, 2010	101,860 Series B2 preferred shares	N/A	Section 4(2) of the Securities Act
Trinity IX Entrepreneurs’ Fund, L.P.	October 31, 2010	133,390 Series B2 preferred shares	N/A	Section 4(2) of the Securities Act
WI Harper INC Fund VI Ltd	October 31, 2010	4,715,780 Series B2 preferred shares	N/A	Section 4(2) of the Securities Act
Matrix Partners China I, L.P.	October 31, 2010	14,680,910 Series B2 preferred shares	N/A	Section 4(2) of the Securities Act
Meritech Capital partners III L.P.	October 31, 2010	13,232,490 Series B2 preferred shares	N/A	Section 4(2) of the Securities Act
Meritech Capital Affiliates III L.P.	October 31, 2010	241,180 Series B2 preferred shares	N/A	Section 4(2) of the Securities Act
Matrix Partners China I-A,L.P.	October 31, 2010	1,487,490 Series B2 preferred shares	N/A	Section 4(2) of the Securities Act
Granite Global Ventures III L.P.	January 14, 2011	10,457,600 Series C1 Preferred Shares	N/A	Section 4(2) of the Securities Act
GGV III Entrepreneurs Fund L.P.	January 14, 2011	170,040 Series C1 Preferred Shares	N/A	Section 4(2) of the Securities Act
Matrix Partners China I, L.P.	January 14, 2011	3,473,960 Series C1 Preferred Shares	N/A	Section 4(2) of the Securities Act
Matrix Partners China I-A, LP	January 14, 2011	351,990 Series C1 Preferred Shares	N/A	Section 4(2) of the Securities Act
SMC Synapse Partners Limited	January 14, 2011	3,507,120 Series C1 Preferred Shares	N/A	Section 4(2) of the Securities Act
Meritech Capital Partners III L.P.	January 14, 2011	3,444,340 Series C1 Preferred Shares	N/A	Section 4(2) of the Securities Act
Meritech Capital Affiliates III LP	January 14, 2011	62,780 Series C1 Preferred Shares	N/A	Section 4(2) of the Securities Act
IP Cathay II, L.P.	January 14, 2011	2,656,910 Series C1 Preferred Shares	N/A	Section 4(2) of the Securities Act
CBC IDC Limited	January 14, 2011	2,656,910 Series C1 Preferred Shares	N/A	Section 4(2) of the Securities Act
Trinity Ventures IX, L.P.	January 14, 2011	2,068,140 Series C1 Preferred Shares	N/A	Section 4(2) of the Securities Act
Trinity IX Side by Side Fund, LP	January 14, 2011	25,510 Series C1 Preferred Shares	N/A	Section 4(2) of the Securities Act
Trinity IX Entrepreneurs Fund, LP	January 14, 2011	31,880 Series C1 Preferred Shares	N/A	Section 4(2) of the Securities Act
Smartpay Company Limited	January 14, 2011	2,125,530 Series C1 Preferred Shares	N/A	Section 4(2) of the Securities Act
WI Harper INC Fund VI Ltd.	January 14, 2011	850,220 Series C1 Preferred Shares	N/A	Section 4(2) of the Securities Act
Cisco Systems International, B.V.	February 17, 2011	5,318,320 Series C1 Preferred Shares	N/A	Section 4(2) of the Securities Act

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See the Exhibit Index beginning on page II-7 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on April 18, 2011.

21Vianet Group, Inc.

By:	/s/ Sheng Chen
Name:	Sheng Chen
Title:	Chairman of Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on April 18, 2011.

Signature		Title

/s/ Sheng Chen Name: Sheng Chen		Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)

* Name: Yoshihisa Ueno		Director

* Name: David Ying Zhang		Director

* Name: Hongwei Jenny Lee		Director

/s/ Shang-Wen Hsiao Name: Shang-Wen Hsiao		President and Chief Financial Officer (principal financial and accounting officer)

*By Name:	/s/ Sheng Chen Sheng Chen Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of 21Vianet Group, Inc., has signed this registration statement or amendment thereto in New York, on April 18, 2011.

Authorized U.S. Representative

By:	/s/ Kate Ledyard
Name:	Kate Ledyard
Title:	Manager

21Vianet Group, Inc.

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement

3.1†	Third Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect

3.2†	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant (effective upon the closing of this offering)

4.1†	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2†	Registrant’s Specimen Certificate for Class A Ordinary Shares

4.3†	Form of Deposit Agreement, among the Registrant, the depositary and all holders and Beneficial Owners of American Depositary Shares issued thereunder

4.4†	Amended and Restated Shareholders’ Agreement dated January 14, 2011, among the Registrant and the holders of Series A, Series B and Series C preferred shares

4.5†	Amendment No. 1 to the Amended and Restated Shareholders’ Agreements dated February 17, 2011, among the Registrant and the holders of Series A, Series B and Series C preferred shares

4.6†	Amended and Restated Registration Rights Agreement dated January 14, 2011, among the Registrant and the holders of Series A, Series B and Series C preferred shares

4.7†	Joinder to the Registration Rights Agreement dated February 16, 2011, by Cisco Systems International, B.V.

5.1†	Opinion of Maples & Calder regarding the validity of the ordinary shares being registered

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain U.S. tax matters

8.2†	Opinion of Maples & Calder regarding certain Cayman Island tax matters (included in Exhibit 5.1)

8.3	Opinion of King & Wood regarding certain PRC law matters

10.1†	English translation of Purchase Agreement dated September 21, 2010, among Beijing 21Vianet Broad Band Data Center Co., Ltd., Beijing Shidaitonglian Technology, Beijing Chengyishidai Network Technology Co., Ltd, Zhiboxintong (Beijing) Network Technology Co., Ltd., Ran Cheng, Fahua Xue and Chenghua Hong

10.2†	Performance Incentive Agreement dated September 30, 2010, among Beijing Shidaitonglian Technology, Beijing Chengyishidai Network Technology Co., Ltd., Zhiboxintong (Beijing) Network Technology Co., Ltd., Ran Cheng, the Registrant and 21Vianet Broadband Limited.

10.3†	Form of Indemnification Agreement between the Registrant and its directors and relevant schedule

10.4†	Form of Employment Agreement between the Registrant and an Executive Officer of the Registrant and relevant schedule

10.5†	English translation of Loan Agreement dated January 28, 2011, between 21Vianet Data Center Company Limited and the shareholders of Beijing aBitCool Network Technology Co., Ltd.

10.6†	English translation of Share Pledge Agreement dated February 23, 2011, among 21Vianet Data Center Company Limited, Beijing aBitCool Network Technology Co., Ltd. and the shareholders of Beijing aBitCool Network Technology Co., Ltd.

10.7†	English translation of Form Irrevocable Power of Attorney, by the shareholders of Beijing aBitCool Network Technology Co., Ltd.

10.8†	English Translation of Power of Attorney dated September 30, 2010, by 21Vianet Data Center Company Limited.

10.9†	Exclusive Technical Consulting and Services Agreement dated December 19, 2006, between 21Vianet Data Center Company Limited and Beijing aBitCool Network Technology Co., Ltd.

Exhibit Number	Description of Document

10.10†	Optional Share Purchase Agreement dated December 19, 2006, among 21Vianet Data Center Company Limited, Beijing aBitCool Network Technology Co., Ltd. (previously known as 21Vianet System Limited), Beijing 21Vianet Broad Band Data Center Co., Ltd. and the shareholders of Beijing aBitCool Network Technology Co., Ltd.

10.11†	Confirmation Letter dated March 30, 2011, by Ran Cheng

10.12†	2010 Share Incentive Plan, as amended on January 14, 2011

10.13†	English translation of Form of Service Agreement of Beijing aBitCool Network Technology Co., Ltd.

10.14†	English translation of Broadband Internet Access Agreement dated May 2010, between Beijing 21Vianet Broad Band Data Center Co., Ltd. and Shanghai Guotong Network Co., Ltd.

10.15†

English translation of Equipment and Cabinet Lease Agreement dated April 14, 2010 and its supplemental agreement, between 21Vianet (Xi’an) Information Outsourcing Industry Park Services Co., Ltd. and 21Vianet Xi’an Technology Limited.

10.16†	English translation of Energy and Technology Service Agreement dated December 1, 2010, between 21Vianet (Xi’an) Information Outsourcing Industry Park Services Co., Ltd. and 21Vianet Xi’an Technology Limited.

10.17†	English translation of Sale and Purchase Agreement dated November 24, 2010, between 21Vianet (Xi’an) Information Outsourcing Industry Park Services Co., Ltd. and 21Vianet Xi’an Technology Limited.

10.18†	English translation of IDC Data Center Outsourcing Services Agreement dated June 28, 2009, between Beijing 21Vianet Broad Band Data Center Co., Ltd. and 21Vianet Engineering Technology Services Co., Ltd.

10.19†	English translation of Form Asset Transfer Agreement

10.20†	English translation of Premise Lease Agreement dated April 30, 2010, between BOE Estate Management Division and Beijing 21Vianet Broad Band Data Center Co., Ltd.

10.21†	English translation of Premise Lease Agreement dated August 12, 2009, between BOE Estate Management Division and Beijing 21Vianet Broad Band Data Center Co., Ltd.

21.1†	Subsidiaries of the Registrant

23.1†	Consents of Ernst & Young Hua Ming, Independent Registered Public Accounting Firm

23.2†	Consent of Maples & Calder (included in Exhibit 5.1)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

23.4†	Consent of King & Wood

23.5†	Consent of Terry Wang, an independent director appointee

24.1†	Powers of Attorney (included on signature page)

99.1†	Code of Business Conduct and Ethics of the Registrant

†	Filed previously.